EX-77(a)(4)

                                  ING GET FUND

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

      The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following series of the Trust and the establishment and designation thereof effective December 27, 2006: ING GET Fund - Series P.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 28th day of September, 2006.


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Dr. Albert E. DePrince, Jr.                    Dr. Corine T. Norgaard
as Trustee and not individually                as Trustee and not individually


---------------------------------              ---------------------------------
Maria Teresa Fighetti                          Joseph E. Obermeyer
as Trustee and not individually                as Trustee and not individually


---------------------------------              ---------------------------------
J. Scott Fox                                   Edward T. O'Dell
as Trustee and not individually                as Trustee and not individually


---------------------------------              ---------------------------------
Sidney Koch
as Trustee and not individually